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                   SOUTH JERSEY FINANCIAL CORPORATION, INC.





   PLEASE VOTE  MANAGEMENT'S  "BLUE"  PROXY  ONLY  AND  DO  NOTHING WITH THE
                                  "WHITE" CARD.




                                                                 July 26, 1999

Dear Stockholder:

ATTENTION! A DISSIDENT STOCKHOLDER GROUP IS ATTEMPTING TO REMOVE TWO KEY MEMBERS OF YOUR BOARD OF DIRECTORS.

You may have received or will be receiving proxy materials from a dissident shareholder group who has styled themselves as the "Committee to Preserve Shareholder Value." We will refer to this committee as the Seidman Group, because that's exactly what it is. Seidman is no stranger to instigating costly and protracted proxy fights. Seidman has been involved in disruptive actions involving at least eight other New Jersey community banks.

The Seidman Group is seeking to remove three of our Directors from the Board of South Jersey Financial Corporation, Inc. Arthur E. Armitage, Jr., Gregory M. DiPaolo and John V. Field, have a combined 48 years of experience with South
Jersey Savings and Loan Association (the "Bank") and oversaw the successful conversion of the Bank from mutual to stock form. In the little more than five months since the Bank converted, the Market Value of the Company's stock has increased from $10.00 per share (its initial offering price) to $14.50 per share, or an increase of approximately 45%, significantly out-performing both general stock market and bank-only stock indices. In addition, during this five-month period, South Jersey Financial's stock is one of only a few conversion stock new issuances to consistently trade above its initial offering price.

Our Bank needs strong, experienced leadership. The removal of the experienced Company Directors who know the local market represents a significant danger to the value of your investment in South Jersey Financial and the future prospects of the Company.



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            DO NOT PUT THE BANK IN THE HANDS OF THE SEIDMAN GROUP.

The Seidman Group has stated that it intends to seek the immediate sale of South Jersey Financial regardless of the fact that South Jersey Financial has been a public company less than six months.

YOUR BOARD OF DIRECTORS IS VEHEMENTLY OPPOSED TO:

o THE REMOVAL OF THE SOUTH JERSEY FINANCIAL  BOARD NOMINEES AS DIRECTORS
o THE ELECTION OF SEIDMAN AND HIS SELF-SERVING  NOMINEE (BAER)
o THE SEIDMAN  GROUP'S PLAN TO FORCE THE IMMEDIATE SALE OF THE COMPANY

ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO COMPLETE, SIGN, DATE AND RETURN MANAGEMENT'S "BLUE" PROXY CARD, IN ITS "BLUE" POSTAGE-PAID ENVELOPE, VOTING "FOR" ALL OF ITS NOMINEES.

PLEASE DO NOT RETURN ANYTHING TO THE SEIDMAN GROUP OR THE SO-CALLED "COMMITTEE TO PRESERVE SHAREHOLDER VALUE." PLEASE DO NOT SIGN ANY
"WHITE" PROXY CARD.

Your Board of Directors is convinced that this disruptive and costly proxy contest initiated by the Seidman Group is harmful to your Company. Please do not put the future of the Company at risk. The current management is responsible for the results achieved by the Company to date. Since the Company acquired South Jersey Savings and Loan Association in connection with the Bank's conversion from mutual to stock form in February 1999, the Board of Directors has sought all means available to it to enhance the value of your investment in the Company. Your Board and Management have adopted a business plan designed to improve profitability and enhance the strategic value of your Company. THE COMPANY'S BOARD IS IN THE PROCESS OF EXECUTING THE COMPANY'S BUSINESS PLAN. FURTHER, THE COMPANY'S BOARD HAS ALREADY ADOPTED A STOCK REPURCHASE PLAN SUBJECT TO REGULATORY APPROVAL AND HAS FILED AN APPLICATION WITH THE OFFICE OF THRIFT SUPERVISION ("OTS") SEEKING SUCH APPROVAL.

DO NOT BE MISLED!!! A forced sale is not the way to attain maximum value. Your Board is convinced that, in order to enhance shareholder value, the most important factor is to make sure that the Bank operates in the most efficient way possible. Your Directors would consider any reasonable and legitimate offer for your Company and will evaluate any such offer in accordance with its fiduciary responsibilities. The Company has not been presented with an offer to be acquired and is prohibited from taking ANY action to enter into a transaction that would require shareholder approval, such as the sale of the Company, without prior written consent from the OTS.


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Your Board has enhanced, and will continue to seek to enhance, the value of your shares in the manner we believe will best maximize the value consistent with our fiduciary responsibilities.

The Seidman Group has stated it will seek reimbursement for its costly proxy solicitation and related expenses. The Board of Directors wants you to know that it has no intention of reimbursing the Seidman Group for those costs without Shareholder approval.

On behalf of Management and the Board, we thank you for your continued support. Please do not hesitate to telephone either of the undersigned if you have any questions, or call our proxy solicitor Kissel-Blake, if you need assistance in voting.

Very truly yours,



/s/ Robert J. Colacicco                 /s/ Gregory M. DiPaolo
-----------------------                 --------------------------------------
Robert J. Colacicco                     Gregory M. DiPaolo
President, Chief Executive Officer      Executive Vice President, Treasurer,
  and Director                            Chief Operating Officer and Director






   ADDITIONAL SOUTH JERSEY FINANCIAL CORPORATION INC. - BOARD OF DIRECTORS
   -----------------------------------------------------------------------


Richard W. Culbertson, Jr.                Richard G. Mohrfeld
Chairman                                  Director

Arthur E. Armitage, Jr.                   Martin Rosner
Director                                  Director

John V. Field                             Ronald L. Woods
Director                                  Director


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SOLICITATION OF PROXIES

The cost of soliciting Management's proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending Management's proxy materials to the beneficial owners of South Jersey Financial's Common Stock. The Company has retained Kissel-Blake, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies for a fee of $30,000, plus reimbursement of expenses. Approximately 50 persons will be utilized by Kissel-Blake, Inc., in such solicitation. The total amount estimated to be expended in connection with this proxy contest is $125,000, which excludes the amount normally expended in connection with a solicitation for the election of directors in the absence of a contest, and costs represented by salaries and wages of regular employees and officers of the Company. No amount has been paid to date. In addition to solicitation by mail, directors and officers of the Company may solicit proxies personally, by telegraph, by facsimile transmission or by telephone without additional compensation.

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                            YOUR VOTE IS IMPORTANT

1. The Board of Directors urges you to DISCARD the WHITE proxy card recently sent to you by the Seidman Group. A "WITHHOLD AUTHORITY" vote on the Seidman Group's White proxy card is not a vote for the Board's nominees. To vote FOR your Company's nominees you MUST execute a BLUE proxy card

2. Therefore, if you voted on a White proxy card BUT WISH TO SUPPORT YOUR COMPANY'S NOMINEES, please sign, date and mail the enclosed BLUE proxy card in the envelope provided as soon as possible.

3. Remember - only your latest dated proxy will determine how your shares are to be voted at the meeting.

4. If any of the shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares FOR your Company's nominees on the BLUE proxy card.

5. For assistance in voting your shares or further information, please contact the Company at (609) 629 - 6000, or our proxy solicitor:


                                 KISSEL-BLAKE
                        Call Toll Free 1-800-498-2628

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